EXHIBIT 23











CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-109616 of General Motors Corporation on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 2003.



/s/DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP


Detroit, Michigan
June 25, 2004
















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